Exhibit 10.3

土地/物業租賃

Land / Property Lease

租約物業位址：新界元朗白沙村330號DD119 LOT 1623 (部分)

Address of the Property under the Lease: DD119 LOT 1623,330 Pak Sha Tsuen: Yuen Long, N. T. (in part)

出租人(“甲方”)：陳志堅身份證號碼：C404602Q)

地址：新界元朗白沙村330號 電牯：90121073

Lessor (“Party A”): Chan Chi Kin ID Number: C 404602 (A)

Add 330 Pak Sha Tsuen, Yuen Long. N. T. Tel: 9012 1073

承組人(“乙方”〉：寶加园除有隈公司商業註冊戦碼：1588340

地址：九龍觀塘成業街6號泓富康場1809室 電站：9466 2367

Lessee (“Party B”): Boca international Limited Business Registration Number: 15889340

Add: 330 Pak Sha Tsuen, Yuen Long. N.T. Tel: 9466 2367

租賛條款如下：

Terms of the lease shall be as follows:

1.	祖釣土地面積：約3340平方呎土地(附固定裝置八月祖港幣36, 000.00元(港幣三蔦六千 元”

Area of the land under the lease: Approximately 3.340 sq. ft. of land (with fixtures thereon) for a monthly rent of HK$36;000.00 (Hong Kong Dollars THIRTY-SIX THOUSAND ONLY).

2.	租約期眼：因定期限為三年，從2023年1月1日至2025年12月3】日止

Term: Fixed term of three years from 1 January 2023 to 31 December 2025.

3.	乙方可發•出三個月書面通知终止租約 ‘ 而甲方可在香港玫府收回有關土地以實旋公共專案的 情況下可終止租約。

Party B can give three months notice in writing to terminate the tenancy whereas Party A can terminate the tenancy in case of that Hong Kong Government acquire the relevant land by resumption for the implementation of public projects.

4.	乙方應在每月租赁生效日期的第一周內支付租金•不将以任何理由拖欠租金。如果逾期十 夭，或咅乙方来能，履行水洛•宅項下的任何條软•甲方可以立即烬止本協定(希霍訴諸租賃審 裁庭)，將土地出租给另一方-沒收押金並依法收回逾期應付的租金。

Party B shall pay the rent within the first week of the lease effective date of each month and may not default in such payment or any ground. If such payment is ten days overdue,, or if Party B fails to perform any provision hereunder, Party A may terminate this agreement with immediate effect (without resort to the Tenancy Tribunal), lease the land to another party instead, forfeit the deposit and recover the overdue rent payable for the Term pursuant to the law.

5.	乙方不得將上述租賃土地辑租或轉讓给任何其他方。租約期滿后・乙方投终止租釣時•應提 前一使月書面適知甲方•否則定金将被沒收•租約期滿后•乙方對租賃土地享有優先粗賃握・ 除非簽著新的協撤•否 則任何壇簽均魚效。

Party B may not sub-lease or transfer the above leased land to any other party. Upon expiry of the lease, Party B shall give a written notice of one month to Party A if Party B intends to terminate the lease, otherwise the deposit will be forfeited. Upon expiry of (he lease. Party B shall have the first right of refusal to (he leased land. No renewal shall be effective unless a new agreement has been signed.

6.	自冬協議簽署■之日起，乙方同意向甲方支付相當於2個冃租金的押金，即港元72000.00元和首月租金港元36000.00元。租約期滿后•甲方在扣徐乙方應付的租金或其也相關費用后， 將定金黛息退還乙方＜■

From the signing date hereof, Party B has agreed to pay Party A a deposit equal to the rent for two month, namely HK$72,000.00. and the rent for the first month of HK$36,000.00 (Hong Kong Dollars. Upon expiry of the lease, Part/ A shall return the deposit to Party B without interest, after deducting any rent or other associated costs payable by Party B.

7.	租賃土地上的一切物業稅•差餉、地租等，均由甲方承擔，在期限內因使用水電应、清渭費 和复誉費用•均由乙方承擔。

All property taxes, rates, Government rents, etc. on the leased lard shall be borne by Party A. All utility fees, dealing fees and operating expenses arising from the use thereof during the Term shall be borne by Party B.

8.	如政府收回土地或禁止乙方绘續使用上述地段•甲方煞須賠償乙方•但虑將定金無息退還乙 方：乙方應农政府 指定的日期前騰出場地-但租金虑計算至場地腾空之日。

If the Government reclaims the land or prohibits Party B from continuing to use the above lot, Party A shall not be required to compensate Party B, but shall return the deposit to Party B without interest. Party B shall vacate the site by the date designated by the Government, but the rent shall be calculated to the date on which the site is vacated.

9.	如乙方需要發展.或改建土地上的任何建築物 > 應自行向政府提出申請（須經甲方同意）。所 有相關費用和責任均由乙方承擔•>

If Party B needs to develop or alter any building on the land, it shall make its own application to the Government (subject to the consent of Party A). All associated costs and liabilities shall be borne by Party B.

10.	雙万同意，土地虑按原按用於住用途。乙方不得在該土地上存放任何違禁物品，或違反《城 市規對條例〉或香港任何其他法律有關土地的任何規定：否則，甲方有權單方面终止本場定• 立帥生效並沒收押金，乙方應自行承摒所有責任。

Both Parties have agreed that the land shall be used for a lawful purpose on an as-is basis. Party B may not store any prohibited goods on, or breach any provision of the Town Planning Ordinance or any other laws of Hong Kong in respect of, the land. Otherwise, Party A shall have the right to terminate this agreement unilaterally with immediate effect and forfeit the deposit, and Party B shall be solely responsible for all liabilities.

11.	租约期滿后•乙方應將土地原地蛛還甲方，但是、乙方讨乙方開發的所有建築物和設施摄有 權和處匪權C收回土地時•甲方無需封乙方自颐在租賃土地上暂下的浙有建築物和設荒，支付 任何補償•

Upon expiry of the lease. Party B shall return the land to Party A in situ. However. Party B shall have the title to, and the right to dispose of, all buildings and facilities thereon developed by Party B When reclaiming the land, Party A shall not be required to pay any compensation for all buildings and facilities left by Party B voluntarily on the leased land.

12.	甲方應保證乙方的正常經營 ‘ 不得在乙方盏違法或抱矢祖金的悄況下無故千擾乙方一切正常 合法的蝕營活動。

Party A shall ensure the normal operation of Party B. and may not interfere with all normal and lawful (derating activities of Party B without reason where Party B has no breach of law or default in rent payment.

13.	乙方不負贵修復或賠償因任何自然災害（包扌古暴雨或颱鼠）而損壞的任何建褰物或設施。甲 方應自費及時進行維修。

Party B shall not be responsible for the repair of, or compensation for, any building or facility damaged by any natural disaster, including rainstorm or typhoon. Party A shall perform such repair in a timely manner at its own costs.

14.	所有未在本協議中訂明的事宜均須按香港《棠主及租零（綜合）條例》處理。

All matters not provided hereunder shall be dealt with according to the Landlord and Tenant (Consolidation) Ordinance of Hong Kong.

15.	所有租金或押金均應由正式收據證明。

All rents or deposits shall be evidenced by a formal receipt.

16.	本協定一式兩份*每一方保呦一份，變方願急遵守本協定•本協定自雙方簽著之B起立即生 效，

This agreement shall be executed in two counterpart, and each Party shall keep one counterpart. Both Parties are willing to abide by this agreement, which shall come into effect immediately on the execution by both Parties.